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As filed with the Securities and Exchange Commission on November 29, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Venator Materials PLC
(Exact name of registrant as specified in its charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	2860 (Primary Standard Industrial Classification Code Number)	98-1373159 (I.R.S. Employer Identification No.)

Titanium House, Hanzard Drive, Wynyard Park,
Stockton-On-Tees, TS22 5FD, United Kingdom
+44 (0) 1740 608 001
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Russ R. Stolle
Senior Vice President, General Counsel and Chief Compliance Officer
Titanium House, Hanzard Drive, Wynyard Park,
Stockton-On-Tees, TS22 5FD, United Kingdom
+44 (0) 1740 608 001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Alan Beck Sarah K. Morgan Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222	Ilir Mujalovic Harald Halbhuber Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 (212) 848-4000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

                   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☐

                   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-221756

                   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

                   Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b 2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

                   If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Ordinary shares, par value $0.001 per share	4,329,520	$22.50	$97,414,200	$12,129

(1)
Represents only the additional number of ordinary shares being registered and includes ordinary shares issuable upon exercise of the underwriters' option to purchase additional ordinary shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-221756).

(2)
Based on the public offering price.

(3)
The $12,129 excludes the previously paid $60,641 for the registration of $487,071,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on November 27, 2017 (File No. 333-221756).

                   The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

 Explanatory Note

              This registration statement is being filed with respect to the registration of additional ordinary shares of Venator Materials PLC, an England and Wales public limited company ("Venator"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-1 (Registration No. 333-221756), filed by Venator with the Securities and Exchange Commission on November 27, 2017 (the "Initial Registration Statement"), which was declared effective on November 29, 2017, including the exhibits thereto, are incorporated herein by reference.

              The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Initial Registration Statement.

              The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

 Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits.

Index to Exhibits

Exhibit No.		Description
5.1	*	Form of Opinion of Vinson & Elkins R.L.L.P.

23.1	*	Consent of Vinson & Elkins R.L.L.P. (included in Exhibit 5.1)

23.2	*	Consent of Deloitte & Touche LLP (Venator Materials PLC and Subsidiaries)

23.3	*	Consent of Deloitte & Touche LLP (Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc.)

24.1	**	Powers of Attorney (included on the signature page of Registration Statement)

*
Filed herewith.

**
Previously filed.

SIGNATURES

              Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wynyard, U.K., on November 29, 2017.

Venator Materials PLC
By:	/s/ RUSS STOLLE Russ Stolle Senior Vice President, General Counsel and Chief Compliance Officer Date: November 29, 2017

              Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Simon Turner	President and Chief Executive Officer, and Director (Principal Executive Officer)	November 29, 2017
* Kurt D. Ogden	Senior Vice President and Chief Financial Officer (Principal Financial Officer), and Venator's Authorized Representative in the United States	November 29, 2017
* Stephen Ibbotson	Vice President and Corporate Controller (Principal Accounting Officer)	November 29, 2017
* Peter R. Huntsman	Director	November 29, 2017
* Sir Robert J. Margetts	Director	November 29, 2017
* Douglas D. Anderson	Director	November 29, 2017

Name		Title	Date

* Daniele Ferrari		Director	November 29, 2017
* Kathy D. Patrick		Director	November 29, 2017
*By:	/s/ RUSS STOLLE Russ Stolle Attorney-in-fact

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CALCULATION OF REGISTRATION FEE
Explanatory Note
Part II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules